Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2014 and 2013	3

Balance Sheet as of September 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the nine months ended September 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating Revenues	$7,330	$6,298	$64,727	$49,448

Operating Expenses
Operation
Natural gas purchased	1,459	1,704	30,678	22,501
Operation and maintenance	5,477	3,282	17,727	11,522
Depreciation and amortization	1,853	1,739	6,338	5,225
Taxes - other than income taxes	657	620	2,174	1,995
Total Operating Expenses	9,446	7,345	56,917	41,243
Operating Income (Loss)	(2,116)	(1,047)	7,810	8,205

Other Income and (Deductions), net	284	303	437	767

Interest Charges, net
Interest on long-term debt	869	699	2,609	2,097
Other interest, net	-	-	1	5
	869	699	2,610	2,102
Amortization of debt expense and redemption premiums	30	29	93	88
Total Interest Charges, net	899	728	2,703	2,190

Income (Loss) Before Income Taxes	(2,731)	(1,472)	5,544	6,782

Income Taxes	(1,060)	(594)	2,190	2,621

Net Income (Loss)	$(1,671)	$(878)	$3,354	$4,161

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Income (Loss)	$(1,671)	$(878)	$3,354	$4,161
Other Comprehensive Income (Loss)	(5)	3	(2)	(25)
Comprehensive Income (Loss)	$(1,676)	$(875)	$3,352	$4,136

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$13,589	$6,890
Accounts receivable less allowance of $1,781 and $582, respectively	5,713	7,561
Unbilled revenues	1,217	6,254
Current regulatory assets	4,444	9,563
Natural gas in storage, at average cost	3,837	3,457
Materials and supplies, at average cost	908	691
Prepayments	279	220
Other	1,591	1,591
Total Current Assets	31,578	36,227

Other Investments	1,066	1,166

Net Property, Plant and Equipment	126,998	124,329

Regulatory Assets	36,104	35,666

Deferred Charges and Other Assets
Unamortized debt issuance expenses	888	803
Goodwill	51,933	51,933
Other	308	90
Total Deferred Charges and Other Assets	53,129	52,826

Total Assets	$248,875	$250,214

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	4,121	5,766
Accrued liabilities	3,392	6,253
Deferred income taxes	1,777	3,534
Interest accrued	628	871
Taxes accrued	8,232	4,020
Total Current Liabilities	20,543	22,837

Deferred Income Taxes	22,286	25,685

Regulatory Liabilities	30,259	28,084

Other Noncurrent Liabilities
Pension accrued	5,227	4,759
Environmental remediation costs	6,094	6,092
Other	7,220	4,265
Total Other Noncurrent Liabilities	18,541	15,116

Commitments and Contingencies

Capitalization
Long-term debt	47,387	48,089

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	3,774	4,320
Accumulated other comprehensive loss	(10)	(12)
Net Common Stock Equity	109,859	110,403

Total Capitalization	157,246	158,492

Total Liabilities and Capitalization	$248,875	$250,214

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$3,354	$4,161
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,431	5,313
Deferred income taxes	(2,733)	447
Pension expense	828	1,432
Regulatory activity, net	1,254	673
Other non-cash items, net	1,288	242
Changes in:
Accounts receivable, net	649	4,569
Unbilled revenues	4,837	933
Prepayments	1,732	(96)
Natural gas in storage	(380)	(122)
Accounts payable	(1,557)	(3,179)
Interest accrued	(243)	(442)
Taxes accrued/refundable, net	4,212	1,389
Accrued liabilities	(2,861)	208
Accrued pension	(360)	(1,365)
Other assets	(2,204)	1,062
Other liabilities	3,197	1,123
Total Adjustments	14,090	12,187
Net Cash provided by Operating Activities	17,444	16,348

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(6,845)	(6,604)
Other	-	147
Net Cash (used in) Investing Activities	(6,845)	(6,457)

Cash Flows from Financing Activities
Payment of common stock dividend	(3,900)	(4,760)
Intercompany payable	-	(5,000)
Net Cash provided by Financing Activities	(3,900)	(9,760)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	6,699	131
Balance at beginning of period	6,890	2,032
Balance at end of period	$13,589	$2,163

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$755	$884

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained	Other Accumulated Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2013	100	$-	$106,095	$4,320	$(12)	$110,403

Net income				3,354		3,354
Other comprehensive income, net of deferred income taxes					2	2
Payment of common stock dividend				(3,900)		(3,900)
Balance as of September 30, 2014	100	$-	$106,095	$3,774	$(10)	$109,859